Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of June 20, 2017 by and among Gevo, Inc., a Delaware corporation (the “Company”), the investors set forth on the signature page hereto (the “Holders”), and each other party who hereafter executes and delivers a Joinder Agreement (each, a “Joining Party,” and together with the Holders, the “Investor”) in the form attached as Exhibit A hereto (a “Joinder Agreement”) agreeing to be bound by the terms hereof.

RECITALS

A. In connection with the Exchange and Purchase Agreement dated as of April 19, 2017 (the “Purchase Agreement”), by and among the Company, the Guarantors party thereto (collectively with the Company, the “Company Parties”), the holders named in Schedule I thereto, and Whitebox Advisors, LLC, as representative of the Holders (“Whitebox”), the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to exchange the Company’s outstanding 10.0% Convertible Senior Secured Notes due 2017 for the Company’s 12.0% Convertible Senior Secured Notes due 2020 (including any increase in the principal amount of such notes through the accrual of interest or otherwise pursuant to the terms of the Indenture (as defined below), the “New Notes”).

B. Pursuant to the terms of the Purchase Agreement, the Company has provided the initial Holders with an option (the “Option”) to purchase from time to time, in one or more transactions, during the Option Exercise Period (as defined below) up to $5,000,000 aggregate principal amount of additional New Notes (including any increase in the principal amount of such notes through the accrual of interest or otherwise pursuant to the terms of the Indenture, the “Option Notes” and, collectively with the New Notes, the “Notes”).

C. To induce the Investor to consummate the transactions contemplated by the Purchase Agreement, the Company has agreed to provide certain registration rights for the shares underlying the Option Notes under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of these premises and mutual agreements, covenants and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

The following definitions shall be applicable to the terms set forth below as used in this Agreement:

“Affiliate” shall mean, with regard to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person, as such terms are used in and construed under Rule 405.

“Business Day” shall mean any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share.

“Conversion Shares” shall mean any shares of Common Stock issued or issuable upon conversion of the Option Notes.

“Effective Date” shall mean the date the Registration Statement has been declared effective by the SEC.

“Effectiveness Deadline” shall mean the date that is one hundred and twenty (120) calendar days (if all of the Registrable Shares are to be registered on one Registration Statement on Form S-3) or one hundred and fifty (150) calendar days (if all of the Registrable Shares are to be registered on a Registration Statement on Form S-1) in each case after (i) the Option Closing Date, if the Option is exercised in full, or (ii) the expiration of the Option Exercise Period if the Option is partially exercised.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Date” shall have the meaning set forth in the Purchase Agreement.

“Filing Deadline” shall mean the date that is the earlier of thirty-five (35) calendar days (if all of the Registrable Securities are to be registered on one Registration Statement on Form S-3) or forty-five (45) calendar days (if all of the Registrable Securities are to be registered on a Registration Statement on Form S-1) in each case after (i) the Option Closing Date, if the Option is exercised in full and (ii) the expiration of the Option Exercise Period if the Option is partially exercised.

“Indenture” shall mean that certain Indenture, by and among the Company, certain guarantors named therein and Wilmington Savings Fund Society, FSB, as trustee and collateral trustee, to be entered into pursuant to the terms of the Purchase Agreement and relating to the Notes.

“Option Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Option Exercise Period” shall mean the period beginning on the Exchange Date and ending on the date that is ninety (90) days following the Exchange Date.

“Option Make-Whole Shares” shall mean any shares of Common Stock paid to a Holder with respect to the Option Notes pursuant to Section 7.07 of the Indenture.

“Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

“register,” “registered” and “registration” shall refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

“Registrable Securities” “shall mean (i) any Conversion Shares, (ii) any Warrant Shares, (ii) any Option Make-Whole Shares and (iii) any shares of Common Stock issued or issuable with respect to the Conversion Shares by reason of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. A Person shall be deemed to be a holder of Registrable Securities when such Person has acquired such Registrable Securities (whether by conversion or otherwise). Each share of Registrable Securities shall continue to be Registrable Securities in the hands of each subsequent holder thereof subject to the limitations set forth in Section 3.9 hereof; provided, however, that each share of Registrable Securities shall cease to be Registrable Securities when (x) the Registration Statement covering all Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, or (y) the entire amount of Registrable Securities held by a Person and its Affiliates may be sold without restriction pursuant to Rule 144 under the Securities Act (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

“Registration Statement” shall mean a registration statement or registration statements of the Company filed under the Securities Act covering the Registrable Securities.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“Rule 172” shall mean Rule 172 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“Rule 405” means Rule 405 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“Rule 415” shall mean Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“Rule 424” shall mean Rule 424 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the federal securities laws.

“Warrant Shares” shall mean any shares of Common Stock that may be issued to a Holder upon the exercise of any warrants issued upon the conversion of an Option Note pursuant to Section 4.18 of the Purchase Agreement.

Section 1.2 Additional Definitions.

In addition to the foregoing, capitalized terms used in this Agreement and not otherwise defined in this Article I shall have the meanings so given to such terms herein.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Registration.

(a) Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC, a Registration Statement (on such form as is available for the registration of all of the Registrable Securities, if any, at one time and reasonably acceptable to the Investor) seeking to register resales of all of the Registrable Securities. The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. By 9:30 a.m. New York City time on the second (2) Business Day following the Effective Date, the Company shall file with the SEC in accordance with Rule 424 the final prospectus to be used in connection with sales pursuant to such Registration Statement.

(b) Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the respective Filing Deadline (a “Filing Failure”) or (B) not declared effective by the SEC on or before the respective Effectiveness Deadline (an “Effectiveness Failure”) or (ii) on any day after the Effective Date and prior to the expiration of the Effective Period (as defined below) sales of all of the Registrable Securities required to be covered by such Registration Statement cannot be made (other than as set forth in Section 2.1(c) or due to a change in the Prospective Seller’s “plan of distribution” or the inaccuracy of any information provided by the Prospective Seller(s)) pursuant to such Registration Statement or otherwise (including, without limitation, because of the Company’s failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, to register a sufficient number of shares of Common Stock or to maintain the listing of the shares of Common Stock) (a “Maintenance Failure”) then, as partial relief for the damages to any Investor by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay an increased interest rate of 0.50% on the principal amount of any Option Notes that are convertible into the Registrable Securities registered, or available to be registered, on a Registration Statement that is subject to such Filing Failure, Effectiveness Failure or Maintenance Failure for each thirty (30) day period during which such Filing Failure, Effectiveness Failure or Maintenance Failure continues (pro-rated for any period totaling less than thirty (30) days). The payments to which an Investor shall be entitled pursuant to this Section 2.1(b) are referred to herein as “Registration Delay Payments.” Such Registration Delay Payments will be capitalized by adding to the outstanding principal amount from time to time of the Notes. Payment of such Registration Delay Payments by the Company shall be in addition to, and shall not limit, the other remedies available to the Investor in the event that the Company does not comply with this Article II with respect to the filing and effectiveness of the registration statement referred to herein.

(c) Registration Termination Date; Delay. Once the Registration Statement becomes effective, the Company shall use reasonable best efforts to file all reports, financial statements and other documents necessary to keep such Registration Statement current and the registration in effect until the date that no Registrable Securities remain outstanding (the “Effective Period”); provided, however that at any time during the Effective Period, the Company may determine, in the good faith judgment of its Board of Directors, after consultation with the Company’s legal counsel, that offers and sales under the Registration Statement shall be suspended if it is in the best interests of the Company not to disclose the existence of material facts surrounding any proposed or pending acquisition, disposition, strategic alliance or financing transaction involving the Company, the existence of which the Company has a bona fide business purpose for keeping confidential and the nondisclosure of which in the Registration Statement would reasonably be expected to cause the Registration Statement to fail to comply with applicable disclosure requirements. Immediately upon making such a determination, the Company shall give notice to the holders of such Registrable Securities (a “Materiality Notice”), upon receipt of which each such holder agrees that it will immediately discontinue offers and sales of Registrable Securities under the Registration Statement until such holder receives copies of a supplemented or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective; provided, that the Company may delay, suspend or withdraw the Registration Statement for such reason for no more than thirty (30) days after the abandonment or consummation of any of the foregoing negotiations, transactions, events or offerings or, in any event, for not more than sixty (60) days after delivery of the Materiality Notice at any one time during any period of twelve (12) consecutive months, provided, further, that the Company shall not be entitled to deliver a Materiality Notice at any time within (i) sixty (60) days after an Option Closing Date or (ii) ninety (90) days after any prior termination of any suspension pursuant to a prior Materiality Notice.

Section 2.2 Registration Procedures.

(a) When the Company is required by the provisions of this Agreement to effect the registration of shares of Registrable Securities, the Company shall:

(i) prepare and file with the SEC a Registration Statement (advance draft copies of which shall be furnished to the holders of Registrable Securities to be included in such Registration Statement and their respective counsel (and any underwriter, if applicable) as expeditiously as possible prior to the filing thereof with the SEC) with respect to such shares and use its reasonable best efforts to cause such Registration Statement to become and remain effective for the Effective Period as described in Section 2.1(c) hereof;

(ii) subject to the provisions of Section 2.1(c) hereof, prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectuses used in connection therewith as may be necessary to keep such Registration Statement effective and current during the Effective Period and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares covered by such Registration Statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the holder or holders of Registrable Securities who have requested that any of their shares be sold or otherwise disposed of in connection with the registration (collectively, the “Prospective Sellers”) or to correct or update any misstatements or omissions which, if not corrected or updated, would reasonably be expected to cause the Registration Statement or the prospectuses used in connection therewith to fail to comply with applicable disclosure requirements;

(iii) furnish, without charge, to each Prospective Seller and each underwriter, if any, such number of copies of each prospectus, including preliminary prospectuses and amendments and supplements to any prospectus, or any free writing prospectus related thereof, in conformity with the requirements of the Securities Act, and such other documents as the Prospective Seller or underwriter may reasonably request in order to facilitate the public sale or other disposition of the shares owned by it; provided that the Company shall have no obligation to provide any document pursuant to this clause that is available on the SEC’s EDGAR system;

(iv) if applicable, use its reasonable best efforts to register or qualify the shares covered by such Registration Statement under such other securities or blue sky or other applicable laws of such jurisdictions as each Prospective Seller, or underwriter, if any, shall reasonably request to enable such seller or underwriter to consummate the public sale or other disposition of the shares owned by such seller or underwriter, provided that the Company shall not be required in connection therewith or as an election thereto to qualify to do business, subject itself to general taxation in such jurisdiction or file a general consent to service of process in any such jurisdiction;

(v) promptly notify each Prospective Seller and underwriter, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (x) the filing of the Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto or any free writing prospectus related thereto, and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective; and (y) any written comments from the SEC with respect to any filing referred to in clause (x) and any written request by the SEC for amendments or supplements to the Registration Statement or any prospectus or prospectus supplement thereto or any free writing prospectus related thereto;

(vi) the Company shall permit counsel for the Prospective Sellers (and counsel for the underwriter, if any) to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their use or filing with the SEC, and shall not file any document in a form to which such counsel (or the underwriters, if any) reasonably objects and will not request acceleration of the Registration Statement without prior notice to such counsel;

(vii) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the prospectus after the initial filing of such registration statement (except for any reports filed under the Exchange Act which may be deemed to supplement or amend such documents, so long as such report was not filed solely for such purpose), and prior to the filing or use of any free writing prospectus, provide copies of such document to counsel for the Prospective Sellers and to each underwriter, if any, and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning the Prospective Sellers prior to the filing thereof as counsel for such Prospective Sellers or underwriters may reasonably request;

(viii) without limiting any obligation of the Company under the Purchase Agreement, the Company shall use its reasonable best efforts to (i) cause all of the Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, (ii) secure designation and quotation of all of the Registrable Securities covered by each Registration Statement on the OTC Bulletin Board, or (iii) if, despite the Company’s reasonable best efforts to satisfy the preceding clauses (i) or (ii) the Company is unsuccessful in satisfying the preceding clauses (i) or (ii), without limiting the generality of the foregoing, to use its reasonable best efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority (“FINRA”) as such with respect to such Registrable Securities. In addition, the Company shall cooperate with each Prospective Seller and any broker or dealer through which any such Prospective Seller proposes to sell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by such Investor. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 2.2(a)(viii);

(ix) provide a transfer agent and registrar for all such Registrable Securities not later than the Effective Date of such Registration Statement;

(x) enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the as the holders of a majority of the Registrable Securities being sold or the underwriters shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(xi) make available for inspection by any Prospective Seller who, in the reasonable judgment of the Company upon the advice of counsel, might be deemed to be an underwriter or controlling person of the Company, and, if applicable, any underwriter, and any attorney, accountant or other agent retained by any such party, all reasonable financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent public accountants who have certified the Company’s financial statements included in the Registration Statement to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the preparation of such Registration Statement;

(xii) permit any Prospective Seller who, in the reasonable judgment of the Company upon advice of counsel, might be deemed to be an underwriter or controlling person of the Company, to participate in the preparation of such Registration Statement, conduct such due diligence that they would normally conduct in connection with an offering of securities under the Securities Act, including without limitation, receipt of customary opinions and comfort letters;

(xiii) cooperate with the Prospective Sellers of Registrable Securities and the underwriter, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold, which certificates shall be free and clear, to the extent permitted by the Purchase Agreement and under applicable law, of all restrictive legends, and use its reasonable best efforts to cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Prospective Sellers of Registrable Securities at least two (2) Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(xiv) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such reasonable actions as may be necessary or desirable to make any such prohibition inapplicable;

(xv) provide written notice to each Prospective Seller and each underwriter as soon as the Company becomes aware of any misstatements or omissions which, if not corrected or updated, would reasonably be expected to cause the Registration Statement or the prospectuses used in connection therewith to fail to comply with applicable disclosure requirements (including, without limitation, the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein), and promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended will not, in light of the circumstances, be misleading;

(xvi) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the registration or qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction where such shares had previously been registered or qualified upon the request of a Prospective Seller or any underwriter, use its reasonable best efforts to promptly obtain the withdrawal of such order;

(xvii) comply (and continue to comply) with all applicable rules and regulations of the SEC (including, without limitation, maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) in accordance with the Exchange Act); and

(xviii) take all other commercially reasonable actions necessary to facilitate disposition by each Investor of its Registrable Securities pursuant to the Registration Statement.

(b) Each Prospective Seller of Registrable Securities shall furnish to the Company such information as the Company may reasonably require from the Prospective Seller for inclusion in the Registration Statement (and the prospectus included therein) in accordance with the provisions of Section 2.4 hereof. If any such registration statement or comparable statement under state “blue sky” laws refers to any Prospective Seller by name or otherwise as the holder of any securities of the Company, then such Prospective Seller shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Prospective Seller and the Company, to the effect that the holding by such Prospective Seller of such securities is not to be construed as a recommendation by such Prospective Seller of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Prospective Seller will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Prospective Seller by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Prospective Seller.

(c) The Prospective Sellers shall not effect sales of the shares covered by the Registration Statement (i) prior to the withdrawal of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the registration or qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction where such shares had previously been registered or qualified or (ii) after receipt of facsimile or other written notice from the Company instructing such Prospective Sellers to suspend sales to permit the Company to correct or update the Registration Statement or prospectus until such Prospective Seller receives copies of a supplemented or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any required post-effective amendment has become effective.

Section 2.3 Registration Expenses.

All expenses (other than Selling Expenses (as defined below)) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities, including, without limitation, all registration and filing fees, underwriting expenses (other than fees, commissions or discounts), exchange listing fees, printing expenses, fees and expenses of complying with securities and state “blue sky” laws, the expense of any special audits incident to or required by any such registration, fees and expenses of the Company’s counsel and accountants and the reasonable fees and expenses of Brown Rudnick LLP, as counsel for the holders of Registrable Securities participating in such registration, or such other counsel as the holders of a majority of the Registrable Securities included in the registration shall select, shall be paid by the Company. As used herein, the term “Selling Expenses” shall mean, collectively, any selling commissions or discounts, brokerage fees and stock transfer taxes applicable to the sale of Registrable Securities. Selling Expenses shall be borne by the respective seller thereof, in proportion to the respective number of shares of Registrable Securities sold by each of them. Expenses of any Registration Statement abandoned prior to the effectiveness thereof at the specific request of the Prospective Sellers shall be borne by the Prospective Sellers.

Section 2.4 Prospective Seller’s Obligations.

(a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Prospective Sellers that each Prospective Seller shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities. The Company and each Prospective Seller hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Prospective Seller to the contrary or in any document expressly executed by and furnished by such Prospective Seller for use in connection with any registration, for all purposes of this Agreement, the only information furnished or to be furnished to the Company by or on behalf of any Prospective Seller for use in any such registration statement, preliminary, final or summary prospectus or amendment or supplement thereto, or any free writing prospectus, are statements specifically relating to (i) the number of Registrable Securities beneficially owned by such Prospective Seller and its affiliates and (ii) the name and address of such Prospective Seller. If the Company determines that any additional information about such holder of Registrable Securities or the plan of distribution (other than for an underwritten offering) is required to be disclosed in any such document, then such Prospective Seller shall not unreasonably withhold its agreement referred to in the immediately preceding sentence; provided, however, that during any periods that the Company is unable to meet its obligations under this Agreement with respect to the registration of Registrable Securities because any Prospective Seller fails to furnish such information and/or agreement within five (5) Business Days of receipt of the Company’s written request, any Registration Delay Payments that are accruing shall be tolled and any Filing Failure, Effectiveness Failure or Maintenance Failure that occurs as a result thereof shall be suspended until such time as the Prospective Seller furnishes such information and/or agreement.

(b) Each Prospective Seller covenants and agrees that, in the event the Company informs such Prospective Seller in writing that it does not satisfy the conditions specified in Rule 172 and, as a result thereof, such seller is required to deliver a prospectus in connection with any disposition of Registrable Securities, it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement, and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

(c) Each Prospective Seller agrees that, upon receipt of any Materiality Notice or other notice from the Company of the happening of any event of the kind described in Section 2.1(c) or Section 2.2(c), such Prospective Seller will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until it receives copies of the supplemented or amended prospectus contemplated by Section 2.1(c) or Section 2.2(c), if applicable, and, if so directed by the Company, the Prospective Seller shall deliver to the Company or destroy all copies in the Prospective Seller’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(d) Each Prospective Seller agrees that it will not effect any disposition or other transfer of the Registrable Securities that would constitute a sale within the meaning of the Securities Act other than transactions exempt from the registration requirements of the Securities Act or pursuant to, and as contemplated in, the Registration Statement, and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement furnished by or regarding the Prospective Seller or its plan of distribution.

Section 2.5 Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement and notwithstanding any other remedy, indemnify, defend, protect and hold harmless the Investor, each other Prospective Seller, the underwriter, if any, the stockholders, owners, officers, directors, partners, members, agents, employees and Affiliates of each of them, and each such Person who controls the Investor, Prospective Seller or any such underwriter, if any, (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the stockholders, owners, officers, directors, partners, members, agents, employees and Affiliates of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses (as defined herein), promptly as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus or any form of Company prospectus or in any amendment or supplement thereto, in any Company preliminary prospectus, or any free writing prospectus utilized in connection therewith, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, or any free writing prospectus, in the light of the circumstances under which they were made) or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which the Registrable Securities are offered not misleading, (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement, or (iii) any violation of this Agreement; provided, however, that the Company shall not be liable to any such Indemnified Party (as defined herein) in any such case to the extent that (A) such claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such Registration Statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus or free writing prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Party or its Affiliates specifically for use therein, or (B) such claim is related to the use by an Investor, Prospective Seller or underwriter, if any, of an outdated or defective prospectus after such party has received notice in writing from the Company that such prospectus is outdated or defective. The Company shall notify the Investor promptly of the institution, threat or assertion of any Proceeding (as defined below) of which the Company is aware in connection with the Agreement. As used herein, the term “Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees.

(b) Indemnification by Investor. Each Investor (and any underwriter, if any) and Prospective Seller, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all Losses, promptly as incurred arising out of or based upon any untrue statement of a material fact contained in the Registration Statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, or any free writing prospectus, in the light of the circumstances under which they were made) not misleading if (i) such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Investor, Prospective Seller or underwriter, if any, specifically for use therein or (ii) such Losses are related to the use by such Investor, Prospective Seller or underwriter, if any, of such claim is related to the use by such party of an outdated or defective prospectus after the Investor, Prospective Seller or underwriter, if any, has received notice in writing from the Company that such prospectus is outdated or defective. In no event shall the liability of any Investor or Prospective Seller hereunder be greater in amount than the dollar amount of the net proceeds received by such party upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any action, suit, investigation, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced in writing (“Proceeding”) shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding (or, if applicable, reasonably satisfactory to a majority of the Indemnified Parties); or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties; provided, however, that in the case a single firm of attorneys would be inappropriate due to actual or potential differing interests or conflicts between such Indemnified Parties and any other party represented by such counsel in such Proceeding or otherwise, then the Indemnifying Party shall be liable for the fees and expenses of one additional firm of attorneys with respect to such Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its prior written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 2.5) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder.

(d) Contribution. If any indemnification to which an Indemnified Party is entitled under the terms of Section 2.5(a) or (b) is unavailable to such Indemnified Party (by reason of public policy or otherwise) or indemnification is otherwise available to an Indemnified Party pursuant to Section 2.5(c), then each Indemnifying Party, severally and not jointly, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 2.5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 2.5 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.5, the Investor or Prospective Seller shall not be required to contribute any amount in excess of the amount by which the net proceeds actually received by the Investor or Prospective Seller from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Investor or Prospective Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 2.5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

Section 2.6 Information Requirements.

(a) The Company covenants that, if at any time before the termination of the Effective Period it is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Investor and take such further reasonable action as any Investor may reasonably request in writing (including, without limitation, making such reasonable representations as any such Investor may reasonably request), all to the extent required from time to time to enable such Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A and customarily taken in connection with sales pursuant to such exemptions.

(b) The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-1 (or such other form as may be applicable) in order to allow it to be eligible to file registration statements on Form S-1 (or such other form as may be applicable). Upon the written request of any Investor, the Company shall deliver to such Investor a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in its most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act.

ARTICLE III

MISCELLANEOUS

Section 3.1 Specific Performance.

The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 3.2 Term; Termination.

Notwithstanding anything contained herein to the contrary, this Agreement shall terminate, and all rights and obligations hereunder shall cease, upon the termination of the Effective Period. Notwithstanding the foregoing, Sections 2.3 (Registration Expenses), 2.5 (Indemnification) and 3.5 (Governing Law; Consent to Jurisdiction; Waiver of Jury Trial) shall remain in full force and effect.

Section 3.3 Notices.

All notice and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by facsimile, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by facsimile, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

(a) if to the Investor, at the address on the signature page to this Agreement or as set forth in any Joinder Agreement, with a copy, which shall not constitute notice, to:

Brown Rudnick LLP

One Financial Center

Boston, Massachusetts 02111

Attention: Andreas Andromalos

Facsimile: (617) 289-0495

(b) if to the Company, to the following address:

Gevo, Inc.

345 Inverness Drive South, Building C

Suite 310

Englewood, Colorado 80112

Attention: Corporate Secretary

Facsimile: (303) 858-8431

with a copy, which shall not constitute notice, to:

Perkins Coie LLP

1900 Sixteenth Street, Suite 1400

Denver, Colorado 80202

Attention: Jason Day and Ned Prusse

Facsimile: (303) 291-2400

Any party hereto may change his or its address for notice by giving notice thereof in the manner herein above provided.

Section 3.4 Parties in Interest.

All covenants and agreements contained in this Agreement, by or on behalf of any of the parties executing this Agreement shall bind such parties, and shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not; provided, however, that the foregoing shall not in and of itself permit the assignment of the rights and obligations hereunder or thereunder.

Section 3.5 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to its conflicts of laws provisions. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York, City of New York, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER. The parties hereto agree and acknowledge that each party has retained counsel in connection with the negotiation and preparation of this Agreement, and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the foregoing agreements or any amendment, schedule or exhibits thereto.

Section 3.6 Entire Agreement.

This Agreement constitutes the entire agreement of the Investor and the Company relating to the registration rights with respect to the Registrable Securities, superseding all prior written and prior or contemporaneous oral negotiations, understandings, arrangements, contracts or agreements.

Section 3.7 Counterparts.

This Agreement (and any exhibits, certificates, appendices, schedules and amendments) may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument, respectively. Executed copies of the signature pages of this Agreement sent by facsimile or transmitted electronically in either Tagged Image Format Files or Portable Document Format shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment.

Section 3.8 Amendments.

This Agreement may not be modified, amended, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought (except that Whitebox may act on behalf of any other Investor, but only to the extent such modification, amendment, waiver or termination does not adversely affect any Investor in a manner different from any other Investor). This Agreement may be amended by the Company and Whitebox, without the consent of any other Investor, to add a Joining Party; provided, however, that any such amendment to add a Joining Party will be effective only if such Joining Party shall have executed the Joinder Agreement.

Section 3.9 Assignability.

The Investor’s obligations under this Agreement may not be assigned, except as permitted in this Section 3.9. The Investor may assign all or a portion of its rights hereunder to any transferee of the Investor’s Option Notes or Registrable Securities, and the Investor may delegate all or a portion of its obligations under this Agreement to (a) one or more of its Affiliates or (b) any institutional investor or fund reasonably satisfactory to the Company, provided that such assignment shall not be deemed effective until the Investor has delivered to the Company a Joinder Agreement duly executed by such transferee. This Agreement is not assignable by the Company (except by merger or in connection with another entity acquiring all or substantially all of the Company’s assets) nor may any duties hereunder be delegated by the Company.

Section 3.10 Severability.

Each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. If one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

Section 3.11 No Conflicting Agreements.

The rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound. Without the prior written consent of a majority of the holders of Registrable Securities, the Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which (i) provides rights to any party that are superior to, or have priority or preference over, the registration rights of the holders of Registrable Securities under this Agreement, (ii) is inconsistent with the rights granted in this Agreement or (iii) otherwise conflicts with the provisions hereof or provides terms and conditions which are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are (insofar as they are applicable) to the holders of Registrable Securities. The Company further agrees that if any other registration rights agreement entered into after the date of this Agreement with respect to any of its securities contains terms which are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are (insofar as they are applicable) to the holders of Registrable Securities, then the terms and conditions of this Agreement shall immediately be deemed to have been amended without further action by the Company or any of the holders of Registrable Securities so that such holders shall each be entitled to the benefit of any such more favorable or less restrictive terms or conditions. For the avoidance of doubt, no securities may be registered for any other party other than holders of Registrable Securities if the effect of such registration would be to limit the amount of Registrable Securities that may be registered on any such registration statement.

Section 3.12 Titles and Subtitles.

The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

Section 3.13 Interpretations.

Whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GEVO, INC.

By:	/s/ Mike Willis
Name: Mike Willis
Title: Chief Financial Officer

WB GEVO, LTD.

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Director

EXHIBIT A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT to the Registration Rights Agreement (the “Joinder Agreement”) is made and entered into as of                     by and among Gevo, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Joining Party”), and related to that certain Registration Rights Agreement dated as of June 20, 2017 (as amended from time to time, the “Registration Rights Agreement”), by and between the Company and WB Gevo, Ltd. (“Whitebox”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

WHEREAS, the Joining Party is acquiring the Company’s 10.0% Convertible Senior Secured Notes due 2020 (the “Convertible Notes”), and in connection therewith the Company has agreed to grant certain registration rights to such Joining Party as provided for in the Registration Rights Agreement; and

WHEREAS, the Joining Party has agreed to become a party to the Registration Rights Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

1. The Joining Party hereby acknowledges that it has received a copy of the Registration Rights Agreement and all other documents it deems fit to enter into this Joinder Agreement, and acknowledges and agrees to (i) join and become a party to the Registration Rights Agreement as indicated by its signature below, (ii) be bound by all covenants, agreements, representations, warranties, indemnities and acknowledgements attributable to the Investor as if the Joining Party was a party thereto as of the date of the Registration Rights Agreement; (iii) perform all obligations and duties required and be entitled to all of the benefits of an Investor pursuant to the Registration Rights Agreement and (iv) agree to be deemed an “Investor” under the Registration Rights Agreement.

2. The Joining Party hereby represents and warrants to the Company that it has all the requisite [corporate] power and authority to execute, deliver and perform such Joining Party’s obligations under this Joinder Agreement.

3. This Joinder Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the Company, Whitebox and the Joining Party and their respective heirs, representatives, successors and assigns.

4. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or in electronic format), each of which shall constitute an original when so executed and delivered and all of which together shall constitute one and the same agreement.

5. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing signed by the parties to the Registration Rights Agreement.

6. The validity and interpretations of this Joinder Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York.

[Signatures on Next Page]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder Agreement as of the date written below.

Date:

JOINING PARTY:	COMPANY:

Print Name: Signature: Address: Telephone: Facsimile: E-mail: Aggregate Principal Amount of Notes Held by Such Purchaser:	Acknowledged and accepted: GEVO, INC. By: Name: Title INVESTOR: Acknowledged and accepted for itself and on behalf of the other Investors, if any: [_________________] By: Name: Title

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